UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2023

VADO CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-222593	30-0968244
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4001 South 700 East

Suite 500

Salt Lake City, UT 84107

(Address of Principal Executive Office) (Zip Code)

(385) 354-6873

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into Material Definitive Agreement.

On January 30, 2023 Vado Corp. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Socialcom, Inc, d/b/a AudienceX, a California corporation (“AX”) and the shareholders of AX signatory thereto who collectively own 19,363,959 shares of AX common stock, or approximately 96.6% of the outstanding shares of AX common stock. On February 17, 2023, the parties amended and restated the Exchange Agreement. The Exchange Agreement as amended and restated provides that, upon the terms and subject to the conditions set forth therein, the Company will issue the AX shareholders signatory thereto a total of 169,434,641 shares of the Company’s common stock, representing approximately 96% of the shares of the Company’s common stock to be outstanding after giving effect to such issuance, in exchange for all of the shares of AX common stock held by such AX shareholders (the “Exchange”). The closing of the Exchange (the “Closing”) is conditioned upon AX shareholders collectively owning at least 19,363,959 shares of AX common stock executing the Exchange Agreement.

Under the Exchange Agreement, in connection with and subject to the Exchange, the Company agreed, among other things, to the following covenants and closing conditions: (i) enter into an agreement with David Lelong, the sole officer and director and majority shareholder of the Company, for the cancellation of 93 million shares of common stock held by him at the Closing, (ii) issue 22,793,540 options to purchase common stock of the Company to AX directors, officers, employees and consultants under a newly adopted equity incentive plan of the Company in exchange for the cancellation of 2,604,976 outstanding AX stock options held by such persons, and (iii) execute a binding agreement for a financing resulting in gross proceeds to the Company of $1,500,000. In the furtherance of the foregoing, Mr. Lelong, in his capacity as the sole member of the Board of Directors and majority shareholder of the Company, approved and adopted the 2023 Equity Incentive Plan of the Company, under which the Company is authorized to grant and issue up to 30 million shares of common stock and common stock equivalents to the Company’s directors, officers, employees and consultants for services rendered or to be rendered by such persons.

In addition, on January 30, 2023 in connection with the Exchange Agreement, the Company entered into a Stock Purchase Agreement (the “SPA”) and an Investor Rights Agreement (“IRA”) with an accredited investor (the “Investor”), which is also an AX shareholder, and amended and restated those agreements on February 17, 2023, pursuant to which the Company agreed to sell the Investor up to 50,000 shares of the Company’s Series A Convertible Preferred Stock (the “Series A”), which subject to beneficial ownership limitations is convertible into up to 1,000,000 shares of the Company’s common stock, at a purchase price of $30 per share of Series A in two equal tranches, with the first tranche closing simultaneously with the Closing of the Exchange and the second tranche closing on the 90th day after the Closing. Under the IRA the Company agreed to register for resale by the Investor the shares of the Company’s common stock issued or issuable to the Investor under the Series A and the Exchange Agreement on a registration statement to be filed with the Securities and Exchange Commission (the “SEC”). Under the IRA, at any time after 180 days following the Closing, the Investor may request the Company to prepare a registration statement on Form S-1 (or Form S-3, if available to the Company at such time) and the Company will be obligated to file such registration statement with the SEC within 120 days after such request, and to use its commercially reasonable efforts to cause the registration statement to be declared effective by the SEC as soon as practicable thereafter, subject to certain exceptions and limitations.

Subject to the terms of the Exchange Agreement, the Closing of the Exchange is scheduled to take place on or before February 24, 2023, subject to the satisfaction or waiver of the conditions to Closing set forth in the Exchange Agreement.  If the conditions to Closing have not been satisfied by that deadline, the Company and AX may extend the Closing to a later date by mutual agreement. Effective at the Closing, the number of directors of the Company will be fixed at three, and Jason Wulfsohn and Reeve Benaron will be appointed to serve on the Board of Directors. Upon or immediately prior to the Closing, David Lelong shall have tendered his resignation as the sole officer of the Company, and the Company’s Board of Directors will appoint Jason Wulfsohn and Ryan Carhart as the Company’s Chief Executive Officer and Chief Financial Officer, respectively, effective upon the Closing. Immediately following the Closing, the AX shareholders who executed the Exchange Agreement as of that time will collectively own approximately 96% of the issued and outstanding shares of the Company’s common stock, and AX will continue as a subsidiary of the Company. AX is a digital marketing and services company focused on delivering integrated advertising and technology performance solutions to independent agencies and brands through its omnichannel trading desk platform. However, there is no assurance the Closing will occur.

The Exchange Agreement contains customary representations and warranties, customary covenants and conditions to Closing and additional conditions to Closing including as described above and as more particularly set forth therein.

The foregoing description of the Exchange Agreement, the SPA, the IRA, the Plan and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of such document, forms of which are filed as Exhibits 10.1 through 10.4, respectively, of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2023, the Company filed a Certificate of Amendment to the Certificate of Designations of the Series A with the Secretary of State of the State of Nevada, which amended the Series A by: (i) providing the holders with senior ranking with respect to the Company’s capital stock upon the occurrence of a liquidation, dissolution or winding up, (ii) providing the holders with a liquidation preference in the event of the merger or consolidation of the Company in which the Company is not the surviving entity, the sale of all of the assets of the Company in a transaction which requires shareholder approval or the dissolution or winding up of the Company, and (iii) clarifying the adjustment provisions of the conversion ratio of the Series A upon the occurrence of certain corporate events. A copy of the amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Certificate of Amendment to Certificate of Designations of Series A Convertible Preferred Stock
10.1	Form of Share Exchange Agreement*
10.2	Form of Stock Purchase Agreement*
10.3	Form of Investor Rights Agreement*
10.4	Vado Corp. 2023 Equity Incentive Plan
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VADO CORP.

February 21, 2023	By:	/s/ David Lelong
David Lelong, Chief Executive Officer